Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated December 17, 2014,  relating  to the consolidated financial statements as of and for the year ended September 30, 2014 and 2013 of Track Group, Inc.

We also consent to the references to our firm under the heading “Experts” in such Registration Statement

/s/ Eide Bailly LLP
Eide Bailly LLP

June 04, 2015

www.eidebailly.com

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